AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 2003.
                                            REGISTRATION NO. 333-

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                      _____

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            AIR METHODS CORPORATION
             (Exact name of registrant as specified in its charter)


                  DELAWARE                             84-0915893
        (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)            Identification No.)

     7301 SOUTH PEORIA, P.O. BOX 4114, ENGLEWOOD, CO      80155
       (Address of Principal Executive Offices)         (Zip Code)


                       AIR METHODS CORPORATION 401(K) PLAN
                            (Full title of the plan)

           AARON TODD                              WITH A COPY TO:
     CHIEF EXECUTIVE OFFICER                  LESTER R. WOODWARD, ESQ.
     AIR METHODS CORPORATION                  DAVIS GRAHAM & STUBBS LLP
       7301 SOUTH PEORIA                     1550 17TH STREET, SUITE 500
   ENGLEWOOD, COLORADO  80112                  DENVER, COLORADO  80202
                    (Name and address of agent for service)

       (303) 792-7400                                        (303) 892-9400
          (Telephone number, including area code, of agent for service)


                                 CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------
                                                       PROPOSED       PROPOSED
              TITLE OF                                  MAXIMUM       MAXIMUM
             SECURITIES                    AMOUNT      OFFERING      AGGREGATE       AMOUNT OF
               TO BE                        TO BE        PRICE        OFFERING     REGISTRATION
             REGISTERED                  REGISTERED    PER SHARE       PRICE            FEE
------------------------------------------------------------------------------------------------
COMMON STOCK ($.06 PAR VALUE PER SHARE)  150,000 (1)  $ 8.105 (2)  $1,215,750 (2)  $       98.36
------------------------------------------------------------------------------------------------

NOTES:

(1) Represents additional shares available for issuance under the Air Methods Corporation 401(k) Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), includes such indeterminate number of shares of Air Methods Corporation Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(h)(1) under the Securities Act, the price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on September 2, 2003 as quoted on NASDAQ.

                                EXPLANATORY NOTE

     This registration statement (the "Registration Statement") on Form S-8 of Air Methods Corporation (the "Company") is being filed pursuant to General Instruction E to Form S-8 under the Securities Act. This Registration Statement is being filed to register 150,000 additional shares of Common Stock, $0.06 par value (the "Common Stock"), which are of the same class as the securities of the Company for which the Registration Statement on Form S-8 (Reg. No. 333-60825) (the "Initial Registration Statement") was filed, issuable pursuant to the Air Methods Corporation 401(k) Plan (the "Plan"). The shares of Common Stock being registered hereunder may be, among other things, purchased in the open market by the Trustee for the benefit of the Plan for issuance under the Plan, issued to the Plan by the Company or issued to the Plan out of the treasury stock of the Company. The contents of the Initial Registration Statement are hereby incorporated by reference in their entirety. Upon filing of this Registration Statement, an aggregate of 250,000 shares of Common Stock and an indeterminate number of plan interests will have been registered for issuance pursuant to the Plan.

ITEM 8. EXHIBITS

Exhibit No.  Description
-----------  -----------

5.1          Opinion of Davis Graham & Stubbs LLP*

23.1         Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)*

23.2         Consent of KPMG LLP*

24.1         Power of Attorney (included on the signature pages to this Registration
             Statement on Form S-8)*

*  Filed  herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 4th day of September, 2003.

                                         AIR METHODS CORPORATION


                                         By:   /s/ Aaron D. Todd
                                             -----------------------------------
                                               Aaron D. Todd
                                               Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Aaron D. Todd and Trent J. Carman as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                     Title                        Date


 /s/ George W. Belsey         Chairman of the Board                  September 4, 2003
----------------------------
George W. Belsey

 /s/ Aaron D. Todd            Director and Chief Executive Officer   September 4, 2003
----------------------------  (Principal Executive Officer)
Aaron D. Todd

 /s/ Trent J. Carman          Chief Financial Officer                September 4, 2003
----------------------------  (Principal Financial Officer)
Trent J. Carman

 /s/ Ralph J. Bernstein       Director                               September 4, 2003
----------------------------
Ralph J. Bernstein


                                        3

 /s/ Samuel H. Gray           Director                               September 4, 2003
----------------------------
Samuel H. Gray

                              Director                               September 4, 2003
----------------------------
Lowell D. Miller, Ph.D.

 /s/ Donald R. Segner         Vice Chairman of the Board             September 4, 2003
----------------------------
Donald R. Segner

 /s/ Morad Tahbaz             Director                               September 4, 2003
----------------------------
Morad Tahbaz

 /s/ Sharon J. Keck           Principal Accounting Officer           September 4, 2003
----------------------------
Sharon J. Keck

                                  EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------

   5.1       Opinion of Davis Graham & Stubbs LLP*

   23.1      Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)*

   23.2      Consent of KPMG LLP*

   24.1      Power of Attorney (included on the signature pages to this Registration
             Statement on Form S-8)*

*  Filed  herewith.